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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  May 27, 2004

                              COVANSYS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)

               0-22141                               38-2606945
       (Commission File Number)       (I.R.S. Employee Identification Number)

       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
              (Address of Principal Executive Office)  (Zip Code)

                                 (248) 488-2088
              (Registrant's Telephone Number, Including Area Code)

                                      None

         (Former Name and Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 27, 2004, Covansys Corporation issued a press release acknowledging the receipt of a Nasdaq Staff Determination letter dated May 26, 2004 notifying the Company that it had not complied with Marketplace Rule 4310(C)(14) requiring the timely filing of its Form 10-Q for the period ended March 31, 2004 with the Securities and Exchange Commission. As a result, the Nasdaq Staff has indicated that the Company's ticker symbol will be changed from CVNS to CVNSE effective May 28, 2004 and the Company has been put on notice that its securities will be delisted from the Nasdaq Stock Market at the open of business on June 4, 2004 unless the Company requests a hearing before the Nasdaq Listing Qualification Panel. The Company intends to appeal the Staff's determination at such a hearing. A copy of the press release is attached as
Exhibit 99.1 to this current report.

         This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             Covansys Corporation

Dated: May 28, 2004

                                             By: /s/ Thomas E. Lindsey
                                             Vice President, Controller and
                                             Chief Accounting Officer
                                             (Principal Accounting Officer)
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                                 EXHIBIT INDEX



        EXHIBIT NO.                    DESCRIPTION
        99.1                Press Release Dated May 27, 2004